Filed Pursuant to Rule 424(b)(7)
Registration No. 333-239615
PROSPECTUS

Bristow Group Inc.
12,764,935 Shares of Common Stock
This prospectus relates to the offer and sale from time to time of up to 12,764,935 shares of common stock, par value $0.01 per share (“common stock”), of Bristow Group Inc. (formerly known as Era Group Inc.), by the selling stockholders named in this prospectus or in supplements to this prospectus. The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of those shares nor does it require us to issue any shares of common stock. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.
The selling stockholders may offer shares of our common stock, from time to time, in a number of different ways and at varying prices. We will not receive any proceeds from the sale of common stock by the selling stockholders covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of common stock.
This prospectus provides you with a general description of the securities that the selling stockholders may offer. To the extent required by applicable law or regulation, each time securities are offered, the applicable selling stockholder is required to provide this prospectus and, if required, a prospectus supplement. If a prospectus supplement is required, such prospectus supplement will contain more specific information about the offering and the terms of the securities being offered by the applicable selling stockholder. A prospectus supplement may also add, update or change information contained in this prospectus.
The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. To the extent required, the specific terms of any securities the selling stockholders offer will be included in a supplement to this prospectus. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement, if any. Any such prospectus supplement may also describe the specific manner in which the selling stockholders will offer the securities.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.
Our common stock is traded on The New York Stock Exchange (the “NYSE”) under the symbol “VTOL.” The last reported sales price of our common stock on the NYSE on June 30, 2020 was $13.93 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 14, 2020

This prospectus is part of a registration statement on Form S-3 that we have filed with the United States Securities and Exchange Commission (the “SEC”). In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents that we incorporate by reference. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities described herein in any jurisdiction where the offer is not permitted.
You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the respective document. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell up to 12,764,935 shares of our common stock that we have issued to the selling stockholders.
This prospectus generally describes Bristow Group Inc. and provides you with a general description of the securities the selling stockholders may offer. To the extent required by applicable law, each time a selling stockholder sells common stock under this prospectus, such selling stockholder will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Documents Incorporated by Reference” before buying any of the securities being offered. We or the applicable selling stockholder will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with any information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters and involve significant known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. All of these forward-looking statements constitute Bristow Group Inc.’s (the “Company”) cautionary statements under the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to:
•	risks related to the Company’s recently completed Merger (as defined below), including:
○	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the Merger,
○	the costs incurred to consummate the Merger,
○	the possibility that the expected synergies from the Merger will not be realized,
○	difficulties related to the integration of the two companies,
○	disruption from the anticipated Merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers, and
•
the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of the coronavirus pandemic (“COVID-19”) and general economic conditions and fluctuations in worldwide prices of, and demand for, oil and natural gas on such activity levels, including instances of below-zero prices in oil futures and concerns of an excess of oil supply for a sustained period and limitations of storage capacity for such excess oil supply;

•
the impact of the COVID-19 pandemic and supply decisions by Saudi Arabia and Russia have resulted in a decrease in the price of and demand for oil, which has caused, and may continue to cause, a decrease in the demand for the Company’s services;

•	the Company’s reliance on a limited number of customers and the reduction of its customer base as a result of bankruptcies or consolidation;
•	risks that the Company’s customers reduce or cancel contracted services or tender processes or obtain comparable services through other forms of transportation;
•	the Company’s dependence on United States (“U.S.”) government agency contracts that are subject to budget appropriations;
•	cost savings initiatives implemented by the Company’s customers;
•	risks inherent in operating helicopters;
•	the Company’s ability to maintain an acceptable safety record and level of reliability;
•	the impact of increased U.S. and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities;
•
the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopters;

•	the Company’s ability to successfully expand into other geographic and aviation service markets;
•
risks associated with political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation;

•	the impact of declines in the global economy and financial markets;
•	the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services;
•	risks related to investing in new lines of aviation service without realizing the expected benefits;
•	risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment;
•	the Company’s reliance on a limited number of helicopter manufacturers and suppliers;
•	the Company’s ongoing need to replace aging helicopters;
•	the Company’s reliance on the secondary helicopter market to dispose of used helicopters and parts;
•	information technology related risks;
•	the impact of allocation of risk between the Company and its customers;
•	the liability, legal fees and costs in connection with providing emergency response services;
•	adverse weather conditions and seasonality;
•	risks associated with the Company’s debt structure;
•	the Company’s counterparty credit risk exposure;
•	the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed;
•	conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees;
•	adverse results of legal proceedings;
•	risks associated with significant increases in fuel costs;
•	the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage;
•	the possibility of labor problems;
•	the attraction and retention of qualified personnel;
•	restrictions on the amount of foreign ownership of the Company’s common stock; and
•	various other matters and factors, many of which are beyond the Company’s control.
You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements included in this prospectus, particularly in the section of this prospectus entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, or the SEC, described in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Documents Incorporated by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference in this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to the “Company,” “Bristow,” “VTOL,” “we,” “us,” or “our” are to Bristow Group Inc. and its subsidiaries.
Overview
We are the largest provider of offshore oil and gas transportation, search and rescue (“SAR”) and aircraft support services to government and civil organizations worldwide. Our strategically located global fleet supports operations in the U.S. Gulf of Mexico, the North Sea and Nigeria, as well as in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Chile, Colombia, Guyana, India, Mexico, Spain, Suriname and Trinidad. We provide SAR services to the private sector worldwide and to the public sector for all of the United Kingdom on behalf of the Maritime and Coastguard Agency. We also provide a variety of operating lease solutions and technical fleet support to third-party operators.
The Merger and Name Change
On June 11, 2020, the Company completed its business combination with Bristow Holdings U.S. Inc. (formerly known as Bristow Group Inc.) (“Old Bristow”) following the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger, dated as of January 23, 2020 (as amended on April 22, 2020), among the Company, Ruby Redux Merger Sub, Inc. (“Merger Sub”), and Old Bristow (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Old Bristow, with Old Bristow surviving as a wholly owned subsidiary of the Company (the “Merger”).
Upon completion of the Merger, the shares of Old Bristow common stock, par value $0.0001 (“Old Bristow Common Stock”) that were outstanding immediately prior to the closing of the Merger (including, among other things, shares issued as a result of the conversion of all outstanding shares of Old Bristow preferred stock, par value $0.0001 (“Old Bristow Preferred Stock”) and certain shares of Old Bristow Common Stock held in reserve to settle claims from Old Bristow’s Bankruptcy) were converted into the right to receive, in the aggregate, a number of shares of the Company’s common stock, equal to the product of (i) 77% multiplied by (ii) the quotient of (x) the number of shares of the Company’s common stock outstanding immediately prior to the Merger, calculated on a fully diluted basis, as adjusted for a 1 for 3 reverse stock split completed immediately prior to the Merger, divided by (y) 23% (the “Aggregate Merger Consideration”). Each holder of Old Bristow Common Stock, other than holders of dissenting shares, received, for each share of Old Bristow Common Stock, a number of shares of common stock equal to the Aggregate Merger Consideration divided by the number of shares of Old Bristow Common Stock outstanding immediately prior to the Merger (including, among others, shares issued as a result of the conversion of Old Bristow Preferred Stock and any shares underlying Bristow options or restricted stock units) and cash in lieu of fractional shares.
In connection with the Merger, the Company changed its name to Bristow Group Inc.
Corporate Information
Our principal executive offices are located at 3151 Briarpark Drive, Suite 700, 7th Floor, Houston, Texas 77042, and our telephone number is (713) 267-7600. Additional information about us is available on our website at http://bristowgroup.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. You can review filings we make with the SEC at its website at www.sec.gov, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Exchange Act.

The Offering
This prospectus relates to the resale from time to time by the selling stockholders of up to 12,764,935 shares of our common stock. We are not offering any shares for sale under the resale registration statement of which this prospectus is a part.
Common Stock registered for sale by the selling stockholders
12,764,935 shares
Use of Proceeds
We will not receive any proceeds from the sale by the selling stockholders of the common stock covered by this prospectus.
Terms of the Offering
The selling stockholders will determine when and how they will sell the common stock offered in this prospectus, as described in the section entitled “Plan of Distribution.”
Risk Factors
Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 3 for a discussion of factors you should carefully consider before deciding to invest in our common stock.
New York Stock Exchange Symbol
VTOL

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our joint proxy and consent solicitation statement/prospectus (File No. 333-237557), filed with the SEC on May 5, 2020, and in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. For more information on our SEC filings, please see the sections entitled “Where You Can Find Additional Information” and “Documents Incorporated by Reference.” Please also read the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
USE OF PROCEEDS
This prospectus relates to the offer and sale from time to time of 12,764,935 shares of common stock for the account of the selling stockholders referred to in this prospectus. We will not receive any proceeds from any sale of shares of common stock by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK
General
The Company’s amended and restated certificate of incorporation provides for one class of common stock and authorizes shares of one or more series of shares of preferred stock, par value $0.01 (“preferred stock”), the rights, preferences and privileges of which may be designated from time to time by the Board of Directors subject to any limitations prescribed by law.
The Company has authorized 100 million shares of common stock and 10 million shares of preferred stock.
The Board of Directors may issue additional shares of capital stock authorized by the Company’s amended and restated certificate of incorporation.
Common Stock
As of June 26, 2020, there were 30,882,471 shares of our common stock outstanding. The holders of our common stock are entitled to the following rights.
Voting Rights
Holders of common stock are entitled to one vote for each share held and do not have cumulative voting rights. Directors will be elected by a plurality of the votes of the shares of common stock present in person or by proxy at a meeting of stockholders and voting for nominees in the election of directors. However, the Company’s amended and restated bylaws provide for the resignation of any director who fails to receive a majority of votes cast at an annual meeting of the stockholders (assuming that the election is uncontested). Each director is required to submit an irrevocable resignation, which resignation would become effective upon (1) that person not receiving a majority of the votes cast in an uncontested election and (2) acceptance by the Board of Directors of that resignation. Except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the Company’s amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Company’s amended and restated certificate of incorporation. Except as otherwise provided in the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws or required by law, all other matters to be voted on by the Company’s stockholders must be approved by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter.
Dividend Rights
Subject to any applicable provisions of law and the Company’s amended and restated certificate of incorporation, holders of common stock are entitled to receive proportionately any dividends as may be declared by the Board of Directors, subject to any preferential dividend rights of outstanding preferred stock.
Liquidation Rights
Upon the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Other Rights and Preferences
Holders of common stock have no preemptive, subscription, redemption or other conversion rights and do not have any sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company may designate and issue in the future.
Filling Vacancies on the Board of Directors
Any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an increase in the size of the Board of Directors, may only be filled by the vote of a majority of the Board of Directors present at any meeting at which a quorum is present. Any director appointed to fill a vacancy will hold office until the next election of directors or until his or her successor is duly elected and qualified.

Stockholder Action by Written Consent
The Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws provide that subject to the terms of one or more series or classes of preferred stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual meeting or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.
Meetings of Stockholders
The Company’s amended and restated bylaws provide that only a majority of the members of the Board of Directors then in office or the Chief Executive Officer of the Company may call special meetings of the stockholders for any purpose or purposes. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, by means of remote communication, as shall be specified in the respective notices or waivers of notice thereof. The ability of stockholders to call a special meeting of stockholders is specifically denied.
Advance Notice Requirements
The Company’s amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual or special meeting of the Company’s stockholders.
The Company’s amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to the Company’s secretary a written notice of the stockholder’s intention to do so, together with certain other information regarding the stockholder (and its director nominee(s), if applicable) as required by the Company’s amended and restated bylaws. To be timely, the stockholder’s notice must be delivered to us not later than the 90th day nor earlier than the 120th day prior to the anniversary date of the preceding annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting, then to be timely, notice must be delivered to us not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
Any stockholder wishing to nominate persons for election as directors at a special meeting called for the purpose of electing directors must deliver to the Company’s secretary a written notice (containing certain information regarding the stockholder and its nominee(s) for director as required by the Company’s amended and restated bylaws) not later than the 90th day nor earlier than the 120th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
Amendment to Certificate of Incorporation and Bylaws
As required by Delaware law, any amendment to the Company’s amended and restated certificate of incorporation must first be approved by a majority of the Board of Directors and, if required by law or the Company’s amended and restated certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment. The Company’s amended and restated bylaws may be amended by the affirmative vote of (i) a majority of the directors then in office, subject to any limitations set forth in the Company’s amended and restated bylaws, without further stockholder action, or (ii) the holders of at least a majority of the voting power of the Company then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.
Section 203 of the Delaware General Corporation Law
The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who owns 15% or more of the corporation’s outstanding stock, or an affiliate or associate of the corporation who did own 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•	before the stockholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•
at or after the time the stockholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may opt out of Section 203 either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, the Company has not opted out, and does not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
Blank Check Preferred Stock
The Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. Issuing preferred stock provides flexibility in connection with possible acquisitions and other corporate purposes, but could also, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of the common stock and the voting and other rights of the holders the common stock.
Foreign Ownership
The Company is subject to the Federal Aviation Act, under which the Company’s helicopters may be subject to deregistration, and the Company may lose its ability to operate within the United States, if persons other than citizens of the United States should come to own or control more than 25% of the Company’s voting interest. Consistent with the requirements of the Federal Aviation Act, the Company’s amended and restated certificate of incorporation provides that persons or entities that are not “citizens of the United States” (as defined in the Federal Aviation Act) shall not collectively own or control more than 24.9% of the voting power of the Company’s outstanding capital stock (the “Permitted Foreign Ownership Percentage”) and that, if at any time persons that are not citizens of the United States nevertheless collectively own or control more than the Permitted Foreign Ownership Percentage, the voting rights of the Company’s outstanding voting capital stock in excess of the Permitted Foreign Ownership Percentage owned by stockholders who are not citizens of the United States shall automatically be reduced.
Listing
The common stock is currently listed on the New York Stock Exchange under the ticker symbol “VTOL.”
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

SELLING STOCKHOLDERS
This prospectus relates to the possible offering and sale by private investment funds and accounts managed by Solus Alternative Management LP (“Solus”) and/or affiliates thereof and South Dakota Retirement System, for which South Dakota Investment Council acts as the statutory asset manager (“South Dakota Retirement System”), each of which we refer to in this prospectus as a “selling stockholder,” and collectively, the “selling stockholders,” of up to 12,764,935 shares of our common stock, as identified in the table below.
The selling stockholders obtained the shares of common stock registered under the registration statement of which this prospectus forms a part either (1) as consideration in the Merger in exchange for their shares of Old Bristow Common Stock and Old Bristow Preferred Stock or (2) through open market transactions that took place prior to the Merger.
Pursuant to the Merger Agreement and related documents, the Company agreed to negotiate and finalize in good faith, and at closing of the Merger, execute and deliver, a registration rights agreement with each of Solus and South Dakota Retirement System. On June 11, 2020, we entered into a registration rights agreement with each of Solus and South Dakota Retirement System (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to file a shelf registration statement registering the resale of our common stock held by Solus and South Dakota Retirement System and their respective affiliates. We are filing the registration statement of which this prospectus forms a part to satisfy our obligations under the Registration Rights Agreement. With respect to the shares of our common stock being registered pursuant to the registration statement of which this prospectus forms a part owned by South Dakota Retirement System, South Dakota Investment Council (“SDIC”) is the statutory manager of such shares and has complete discretionary authority with respect to any investment decisions regarding such shares of common stock.
The following table sets forth information with respect to the maximum number of shares of our common stock that may be offered from time to time by the selling stockholders under this prospectus. The selling stockholders identified below may currently hold or acquire at any time common stock in addition to those registered hereby. In addition, the selling stockholders identified below may sell, transfer, assign or otherwise dispose of some or all of their common stock pursuant to the safe harbor provided by Rule 144 under the Securities Act or in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the selling stockholders upon termination of this offering. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly.
To our knowledge, except as set forth herein, the selling stockholders have not, nor have had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common stock and those described in the footnotes to the table below. Because the selling stockholders may sell all or a portion of the common stock registered hereby, we cannot currently estimate the number or percentage of common stock that the selling stockholders will hold upon completion of the applicable offering.
The selling stockholders are not broker-dealers registered under Section 15 of the Exchange Act, or affiliates of a broker-dealer registered under Section 15 of the Exchange Act.
We have prepared the table and the related notes based on information supplied to us by the selling stockholders on or prior to June 26, 2020, based on 30,882,471 shares of our common stock outstanding as of June 26, 2020.
	Shares Beneficially Owned Prior to the Offering		Shares That May be Offered Hereby(1) Number	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Number	Percentage(3)		Number	Percentage(3)
Solus(4)	6,090,862	19.7%	6,090,862	—	—
South Dakota Investment Council(5)	6,674,073	21.6%	6,674,073	—	—
(1)
Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by the selling stockholder.

(2)
Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(3)	Based on 30,882,471 shares of our common stock outstanding as of June 26, 2020.
(4)
Reflects shares of our common stock directly held by Airwolf 1 LLC, Airwolf 2 LLC and Blue Thunder LLC, each of which are managed by Solus and/or affiliates thereof and each of which and/or its permitted transferees may act as a selling stockholder. Solus GP LLC (“Solus GP”) is the general partner of Solus. Christopher Pucillo is the managing member of Solus GP. Mr. Pucillo is a member of our Board of Directors.

(5)
South Dakota Investment Council is the statutory manager of South Dakota Retirement System and has complete discretionary authority with respect to any investment decisions regarding the shares of our common stock listed in the table. Lorin L. Brass, a current member of our Board of Directors, was a member of SDIC’s Board of Directors from July 1, 2014 to June 30, 2019, and was Chairman of SDIC’s Board from July 1, 2018 to June 30, 2019. Mr. Brass no longer sits on SDIC’s board or has any association or agreements with SDIC.

PLAN OF DISTRIBUTION
The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of our common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold. We will not receive any proceeds from the sale by the selling stockholders of the common stock covered by this prospectus. The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. These sales may be effected in one or more transactions including:
•
on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale, including the NYSE (including through at the market offerings);

•	in transactions other than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options or other hedging transactions, whether such options or such other derivative securities are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through broker-dealers, who may act as agents or principals;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	public or privately negotiated transactions;
•	through the settlement of short sales;
•	transactions in which broker-dealers agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, a selling stockholder may elect to make an in-kind distribution of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement.
If either selling stockholder effects such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling stockholder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell common stock short and deliver common stock covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided that the short sales are made after the registration statement of which this prospectus forms a part is declared effective. The selling stockholders may also loan or pledge common stock to broker-dealers in connection with bona fide margin accounts secured by the common stock, which shares broker-dealers could in turn sell if such selling stockholder defaults in the performance of their respective secured obligations.
The selling stockholders may pledge or grant a security interest in some or all of common stock beneficially owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus. The selling stockholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We will file an amendment or supplement to this prospectus, amending, if necessary, to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus on a list of selling stockholders.
Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the selling stockholders will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part.
The selling stockholders and any other persons participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other participating persons. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
We will pay all expenses of the registration of the common stock; however, the selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution in accordance with the terms of such agreements. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement or, we may be entitled to contribution in accordance with the terms of such agreements.
Once sold under the registration statement of which this prospectus forms a part, the common stock held by each selling stockholder will be freely tradable by the purchasers of such securities, other than our affiliates.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplements.
Any shares of common stock, covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, our counsel, Milbank LLP, New York, New York, will pass upon certain legal matters in connection with the offered securities. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The audited consolidated financial statements of Era Group Inc. (effective June 11, 2020, now Bristow Group Inc.) as of December 31, 2019 and 2018 and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, of Era Group Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, and with respect to the consolidated financial statements of Dart Holding Company Ltd. as of and for the year ended December 31, 2018, the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Era Group Inc. (effective June 11, 2020, now Bristow Group Inc.), for the year ended December 31, 2017, appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated balance sheets of Bristow Group Inc. and its subsidiaries as of March 31, 2020 (Successor) and March 31, 2019 (Predecessor), the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholders' investment and redeemable noncontrolling interest for the five months ended March 31, 2020 (Successor) and the seven months ended October 31, 2019 (Predecessor) and for each of the two-year period ended March 31, 2019 (Predecessor), and the related notes (collectively, the consolidated financial statements) included in the Company’s Current Report on Form 8-K filed on June 17, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report refers to the change in the basis of presentation. Bristow Group Inc.’s consolidated financial statements as of March 31, 2020 and for the Successor period have been prepared in conformity with Accounting Standards Codification 852, Reorganizations, with Bristow Group Inc.’s assets, liabilities and a capital structure having carrying amounts not comparable with prior periods. The report refers to a change in accounting principle for leases as of April 1, 2019 due to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), and subsequent amendments thereto.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov as well as on the Company’s website, the address of which is www.bristowgroup.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•	our annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 6, 2020;
•	our quarterly report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 5, 2020;
•
our current reports on Form 8-K, filed with the SEC on January 24, 2020, April 14, 2020, April 24, 2020, April 30, 2020, June 1, 2020, June 9, 2020, June 17, 2020 (two current reports) and July 1, 2020 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

•	our joint proxy and consent solicitation statement/prospectus (File No. 333-237557), filed with the SEC on May 5, 2020; and
•
the description of our Common Stock contained in our registration statement on Form S-4 filed with the SEC on April 3, 2020, including any amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus (i) all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before we have sold all of the common stock to which the prospectus relates or the offering is otherwise terminated and (ii) all documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.
To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished, rather than filed with, the SEC, that information or exhibit is specifically not incorporated by reference in this document.
You may obtain copies of these documents, other than exhibits, free of charge on our website, www.bristowgroup.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain free copies of such documents by writing or telephoning us at the following address:
Bristow Group Inc.
3151 Briarpark Drive, Suite 700
Houston, Texas 77042
(713) 267-7600
Attention: General Counsel
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this prospectus. This prospectus speaks only as of its date unless the information specifically indicates that another date applies.

Bristow Group Inc.
Common Stock
PROSPECTUS
July 14, 2020